UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2003
Date of Report (Date of earliest event reported)

TUSCANY MINERALS, LTD.
(Exact name of registrant as specified in its charter)

NEVADA	000-32981	98-0335259

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2060 Gisby Street, West Vancouver, British Columbia, Canada	V7V 4N3

(Address of principal executive offices)	(Zip Code)

604-926-4300
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

The Company has entered into an agreement dated June 19, 2003 to participate in the re-entry of a natural gas well in the Tennessee Colony East (Rodessa) Field located in Anderson County, Texas, and the connection of the well to a pipeline. The execution of the agreement follows the Company’s previously disclosed negotiations with a Texas based group of independent oil and gas operators for the acquisition of targeted producing and prospective gas properties.

The well is known as the LNR No. 1 Well and is located on 527.23 acres of property in Anderson County, Texas. The Company has entered into an agreement with an arms-length party who controls 11/12ths of the undivided mineral interest in the property. Production from the property is subject to required payments of royalties and overriding royalty interests totaling no more than 25% of the production from the property.

Under the terms of the agreement, the Company will pay for two-thirds (66.66%) of 11/12ths of the costs attributable to re-entering, completing and connecting the LNR No. 1 Well to a pipeline. The remaining one-third (33.33%) of the 11/12ths will be paid for by an independent operating company that will also carry out the development work on the well. The agreement also provides that the Company will pay $30,250 for leasehold costs up front in respect of leasehold costs. In consideration for its undertaking, the Company will receive a 50% working interest in the well, subject to the 25% royalty interests. This interest represents a six-sixteenths (6/16th) net revenue interest in the well.

The agreement for the re-entering, completing and connecting of the LNR No. 1 Well to a pipeline and the Company’s respective interests and obligations will be embodied in an operating agreement to be executed between the Company, the party controlling the 11/12ths interest in the property and the independent operator who will carry out the development work on the well. If the well is completed as a dry hole, the Company will pay two-thirds of 11/12ths of all costs attributable to the plugging or junking of the well.

The Company’s ability to participate in this property will be subject to the ability of the Company to obtain the additional financing necessary for it to perform its obligations under its operating agreement. As the Company anticipates that debt financing will not be available, the Company plans to pursue equity financing through sales of shares of its common stock and/or convertible securities, including share purchase warrants. The Company presently does not have any arrangements in place for financing. Accordingly, there is no assurance that the Company will be able to obtain the financing required to enable it to participate in the property and to achieve revenues.

The Company plans to continue to pursue negotiations for acquisitions of interests in additional prospective gas properties. As with the LNR No. 1 Well, there is no assurance that the Company will be able to finance the acquisition of an interest in any additional well or finance its participation in any operating agreement for the placing of any prospective gas well into production.

2

The Company’s ability to earn revenues remains subject to various risks, including the risk that the Company will not achieve the necessary financing, as described above. These risks include the following:

  1.  There is no assurance that the re-entry and completion of the LNR No. 1 Well will result in the well becoming a producer of natural gas in commercial quantities.

  2.  There is no assurance that any revenues achieved will exceed the cost of re-entry and completing of the well and connection to a pipeline.
  3.  If natural gas is produced, the amount of revenues will vary in accordance with market prices for natural gas.

  4.  There is no assurance that the anticipated costs of re-entry and completion of the LNR No. 1 Well and its connection to a pipeline will not exceed the Company’s anticipated and budgeted cost.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Business Acquired.

      None.

(b)    Pro forma Financial Information .

     None.

(c)    Exhibits .

Exhibit	Description
10.1	Letter Agreement dated June 19, 2003 between the Company and Jerry H. Clay

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUSCANY MINERALS, LTD.

Date: July 2, 2003

By:       /s/ J. Stephen Barley
_________________________
J. STEPHEN BARLEY
PRESIDENT